UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 11, 2022 (May 5, 2022)

CLARIVATE PLC

(Exact name of registrant as specified in its charter)

Jersey, Channel Islands

(State or other jurisdiction of incorporation or organization)

001-38911

(Commission File Number)

N/A

(I.R.S. Employer Identification No.)

70 St. Mary Axe

London EC3A 8BE
United Kingdom

(Address of Principal Executive Offices)

(44) 207-433-4000

 Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares	CLVT	New York Stock Exchange
5.25% Series A Mandatory Convertible Preferred Shares, no par value	CLVT PR A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders

On May 5, 2022, Clarivate Plc (“Clarivate” or the “Company”) held its 2022 Annual General Meeting of Shareholders. At that meeting, the shareholders considered and acted upon six proposals pursuant to the Notice of Annual General Meeting of Shareholders and as described in more detail in the Company’s definitive proxy statement dated April 7, 2022 (the "Proxy Statement"). Of 683,575,840 shares outstanding and entitled to vote as of March 7, 2022 (the “Record Date”), the holders of record of 611,629,293 shares were present at the meeting either in person or by proxy. All proposals on the agenda were approved by the shareholders. Below are the final voting results.

(1)                  Shareholders elected the individuals named below to serve as directors of Clarivate, with their terms expiring at the Company’s 2023 Annual General Meeting. Election of each director required approval by a simple majority of the votes cast by, or on behalf of, the shareholders entitled to vote in person or represented by proxy.

Nominee	For	Against	Abstain	Broker Non-Votes
Jerre Stead	586,641,509	18,029,156	1,226,956	5,731,672
Valeria Alberola	589,354,249	9,748,939	6,794,433	5,731,672
Michael Angelakis	576,232,814	22,867,865	6,796,942	5,731,672
Jane Okun Bomba	586,945,412	12,157,882	6,794,327	5,731,672
Usama N. Cortas	595,787,463	9,987,073	123,085	5,731,672
Konstantin Gilis	585,153,604	15,427,628	5,316,389	5,731,672
Balakrishnan S. Iyer	577,546,034	21,521,261	6,830,326	5,731,672
Adam T. Levyn	595,610,888	10,170,148	116,585	5,731,672
Anthony Munk	582,688,257	16,414,736	6,794,628	5,731,672
Richard W. Roedel	563,521,146	35,584,348	6,792,127	5,731,672
Andrew Snyder	597,261,361	8,521,180	115,080	5,731,672
Sheryl von Blucher	587,243,247	13,305,169	5,349,205	5,731,672
Roxane White	590,398,796	10,183,082	5,315,743	5,731,672

(2)                 Shareholders approved Clarivate’s proposal to engage in open-market share repurchases of its ordinary shares. Approval required two-thirds of the votes cast by, or on behalf of, the shareholders entitled to vote in person or represented by proxy.

For	527,213,624
Against	78,046,429
Abstain	637,568
Broker Non-Votes	5,731,672

(3)                 Shareholders approved a proposal to authorize share repurchases of Clarivate’s ordinary shares from any Shareholder Party to that certain Registration Rights Agreement with the Company dated as of October 1, 2020, as amended. Approval required both (i) two-thirds of the votes cast by, or on behalf of, the shareholders entitled to vote in person or represented by proxy and (ii) a simple majority of the votes cast by, or on behalf of, the shareholders entitled to vote in person or represented by proxy, excluding for purposes of this clause (ii) votes cast by a Shareholder Party with respect to share repurchases from such Shareholder Party.

Votes Cast by All Shareholders
For	534,467,081
Against	70,791,492
Abstain	639,048
Broker non-votes	5,731,672

Excluding Votes Cast by Atairos Investors
For	532,321,765
Against	70,791,492
Abstain	639,048
Broker non-votes	5,731,672

Excluding Votes Cast by CIG Investors
For	492,347,910
Against	70,791,492
Abstain	639,048
Broker non-votes	5,731,672

Excluding Votes Cast by GS Investors
For	533,751,975
Against	70,791,492
Abstain	639,048
Broker non-votes	5,731,672

(4)                 Shareholders approved Clarivate’s proposal to engage in open-market share repurchases of its 5.25% Series A Mandatory Convertible Preferred Shares. Approval required two-thirds of the votes cast by, or on behalf of, the shareholders entitled to vote in person or represented by proxy.

For	520,833,992
Against	79,214,547
Abstain	5,849,082
Broker Non-Votes	5,731,672

(5)                 Shareholders approved, on an advisory, non-binding basis, the compensation of the Company’s named executive officers. Approval required at least a simple majority of the votes cast by, or on behalf of, the shareholders entitled to vote in person or represented by proxy.

For	580,468,952
Against	17,956,289
Abstain	7,472,380
Broker non-votes	5,731,672

(6)                 Shareholders ratified the appointment of PricewaterhouseCoopers LLP to serve as Clarivate’s independent registered public accounting firm for 2022. Ratification required a simple majority of the votes cast by, or on behalf of, the shareholders entitled to vote in person or represented by proxy.

For	609,145,019
Against	2,461,850
Abstain	22,424

Item 8.01.	Other Events

Date of 2023 Annual General Meeting of Shareholders

Clarivate’s 2023 Annual General Meeting of Shareholders will be held on May 4, 2023. Further details will be provided in the proxy statement for the meeting.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

No.	Description

104	The cover page from this Current Report on Form 8-K formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CLARIVATE PLC

Date: May 11, 2022	By:	/s/ Jerre Stead
Name: Jerre Stead
Executive Chair and Chief Executive Officer